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                                                                 EXHIBIT (a)(7)

                              NOTICE OF ACCEPTANCE

To:____________________________

This letter provides the results of our Offer to Exchange All Outstanding Options for New Options. The offer expired at 12:00 Midnight, Eastern Daylight Time, on [________], 2002. On [_______], 2002, pursuant to the terms and conditions of the offer, we accepted for exchange options tendered which were exercisable for a total of [________] shares of common stock and cancelled all such options. We have received your Election Form and have accepted for cancellation the number of shares underlying the Old Options listed on Attachment A.

Smith & Wollensky will grant you a stock option or options, as applicable, covering the number of shares of Smith & Wollensky's common stock specified above (the "New Option(s)"). The New Options will be granted on or about the first business day that is at least six months and one day after [_____], 2002 (the date we cancelled the options accepted for exchange). We currently expect to grant the New Options on [_________], 2002. The exercise price will be equal to the fair market value of Smith & Wollensky's common stock on the date of grant as determined in accordance with the 2001 Stock Incentive Plan. Each New Option will vest according to the same vesting schedule as the Old Option it replaces, subject to your remaining an employee, officer or director with Smith & Wollensky or one of its subsidiaries. The New Option will otherwise be subject to the standard terms and conditions under Smith & Wollensky's 2001 Stock Incentive Plan (the "Plan"). In order to receive the New Option(s), you must be an employee, officer or director of Smith & Wollensky or one of its subsidiaries as of the date the New Options are granted. This notice does not constitute a guarantee of employment with Smith & Wollensky for any period. This notice is subject to the terms and conditions of the Offer to Exchange dated February 4, 2002, and the Election Form previously completed and submitted by you to Smith & Wollensky, both of which are incorporated herein by reference.

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                                  ATTACHMENT A

GRANT    NUMBER OF               EXERCISE PRICE                NUMBER OF OPTION
DATE     SHARES                                                SHARES CANCELLED
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

                  The Smith & Wollensky Restaurant Group, Inc.
                                [_________], 2002